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                                                                   EXHIBIT 10.12

                       ARCH SENIOR EXECUTIVE PENSION PLAN
                 As Amended and Restated as of October 23, 2003

                               Article I. The Plan

                  1.1 Establishment of Plan. Effective as of February 8, 1999 (the "Original Effective Date") Arch Chemicals, Inc. (the "Company" or "Arch") established a non-qualified deferred compensation plan known as the Arch Senior Executive Pension Plan (the "Plan") for the benefit of certain salaried employees of Arch and other Employing Companies who may be eligible to participate. For purposes of this Plan, an "Employing Company" means any company which has adopted this Plan and is included within the definition of an Employing Company under the terms of The Pension Plan of Arch Chemicals and any other qualified defined benefit plans maintained by Arch (collectively, the "Qualified Plans").

                  1.2 Purpose. The purpose of this Plan is to attract and retain a management group capable of assuring Arch's future success by providing them with supplemental retirement income under this Plan. This Plan is intended to be an unfunded, nonqualified deferred compensation plan for select management employees.

                  1.3 Plan Document. This Plan document describes the terms of the Plan as in effect as of October 23, 2003. Prior Plan documents govern Plan administration for periods prior to October 23, 2003.

                             Article II. Eligibility

                  2.1 Participation. Any Arch Employee whose job is rated at 2,000 Hay Points (or the equivalent) or more and who is selected by the Board of Directors of the Company or the Compensation Committee of the Board (referred to in this Plan as the "Selection Committee" or "Compensation Committee") shall participate in the Plan (a "Participant"). As provided hereinafter, the Selection Committee shall also have the power to remove any Participant from the Plan, whether or not he or she has begun to receive benefits hereunder.

                  2.2 Assumption of Prior Olin Plan Liabilities for Arch Employees; Transfers of Reserves. In conjunction with establishing this Plan, Arch assumed the liabilities of Olin for the provision of benefits to participants who, immediately prior to February 8, 1999 (the "Distribution Date") were participants in the Olin Senior Executive Pension Plan as in effect on the Distribution Date (the "Olin Senior Plan") and who, as of the Original Effective Date transferred to, and became employed by, Arch or its affiliated companies. In consideration of such assumption of liability, Olin transferred, as of the Original Effective Date, to Arch (or to a rabbi trust established by Arch) the reserves (including any assets held in a rabbi trust or similar vehicle) reflecting the value of the accrued liabilities being transferred, determined in accordance with Olin's established

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         policies and accounting methods, uniformly applied for calculating liabilities under its non-qualified plans.

                              Article III. Benefits

                  3.1 Benefit Formula. As of the Distribution Date, each Eligible Employee who, immediately prior to the Distribution Date, was a participant in the Olin Senior Executive Pension Plan, was credited in this Plan with an accrued benefit equal to that credited to such individual under the Olin Senior Executive Pension Plan as of the Distribution Date (based upon the Eligible Employee's Average Compensation and service with Olin), provided however that such crediting did not occur under this Plan until such employee had released Olin and its affiliates, and the Olin Senior Plan, from any liability, or claim for benefits, with respect to the Employee's participation in said plan.

         Upon retirement, as hereinafter provided, a Participant shall be entitled to receive an annual "Retirement Allowance" equal to the lesser of (a) and (b) below:

                           (a) three percent (3%) of the Participant's Average
                  Compensation, multiplied by the sum of his Years of Benefit Service credited while the employee was a Participant in this Plan and, prior to this Plan, the Olin Senior Executive Pension Plan, plus one and one-half percent (1 1/2%) of the Participant's Average Compensation multiplied by his aggregate Years of Benefit Service credited under all qualified defined benefit plans of Arch (including Years of Benefit Service credited under the Olin Employees Pension Plan while the employee was not a Participant in either this Plan or the prior Olin Senior Executive Pension Plan), provided that the resulting percentage of Average Compensation shall be reduced by one-third of one percent (1/3%) for each month by which the Participant's benefits under this Plan begin prior to his sixty-second (62nd) birthday;

                  reduced by the sum of

                                    (i) the Participant's annual retirement
                           allowance payable from all Arch Qualified Plans and any other nonqualified defined benefit pension plans of the Company and all Employing Companies (including, without limitation, The Pension Plan of Arch Chemicals), and the equivalent actuarial value of any other arrangement with the Company or an Employing Company which the Plan Administrator, in its sole discretion, determines to be a pension supplement (collectively referred to hereinafter as the "Other Arch Plans"); plus

                                    (ii) fifty percent (50%) of the
                           Participant's Primary Social Security Benefit.

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                           (b) fifty percent (50%) of the Participant's Average
                  Compensation, reduced by the sum of

                                    (i) the amount of annual retirement benefits
                           from The Pension Plan of Arch Chemicals and all Other Arch Plans (as previously defined) and all qualified and non-qualified deferred compensation plans of the Participant's previous and subsequent employers; and

                                    (ii) fifty percent (50%) of the
                           Participant's Primary Social Security Benefit.

                           (c) For purposes of determining a Participant's
                  "Average Compensation," "Years of Benefit Service," "Retirement Allowance" and "Primary Social Security Benefit" under this Plan, such terms shall have the same meaning as that contained in The Pension Plan of Arch Chemicals and shall include credit for the compensation received, and service rendered by such Participant while employed by Arch and its affiliates, as well as by Olin and its affiliates up through the Distribution Date (or through February 8, 2000 in the case of Participants transferring from Olin pursuant to Section 3.5). In calculating a Participant's Average Compensation under this Plan, (i) "Average Compensation" under this Plan shall also include deferred amounts of regular salary and deferrals under management incentive plans (other than the Performance Unit Plan, the EVA Bonus Bank or similar bonus bank arrangements, and other long-term incentive and long-term bonus plans of Olin and Arch); (ii) executive severance which is payable to certain Participants under employment agreements shall be treated as if paid over the number of months of salary used to calculate the amount of such severance, even if such severance is received in a lump sum; (iii) Average Compensation shall be calculated without regard to the dollar limitations imposed by Section 401(a)(17) of the Internal Revenue Code; and (iv) "Years of Benefit Service" shall include service imputed as a result of treating any executive severance paid as having been received over the number of months used to calculate such severance.

                           (d) The annual retirement allowances payable under
                  The Pension Plan of Arch Chemicals, Other Arch Plans and from pension plans of the Participant's previous employers, which are to be used to reduce the benefit payable under (a) or (b) above, shall be determined assuming (i) that the Participant selected a 50% joint and survivor annuity under such plans,
                  (ii) began receiving benefits thereunder at their actual commencement date (rather than the commencement date for benefits under this Plan), and (iii) using the actuarial equivalent factors specified in the plans which are the subject of the offset or, if such factors are not reasonably available, such factors as may, from time to time, be elected by the Plan Administrator.

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                  3.2      Retirement.

                           (a) Except as otherwise provided in Section 4.2(a), a
                  Participant may retire from active service with Arch and all Employing Companies and commence benefits under this Plan at any time after reaching his fifty-fifth (55th) birthday, provided, however, that Accelerated Benefits (as provided in Section 4.2(b) of the Plan) may not commence until at least twelve (12) full months following the Participant's actual retirement. In the case of a Participant who transferred directly to Olin on or before February 8, 2000, (i) "actual retirement" shall be construed to mean retirement or termination of service from Olin and its affiliates, and (ii) service with Olin (and its affiliates) shall be credited in enabling the Participant to attain his early retirement age (but not in determining Years of Benefit Service) under this Plan.

                           (b) For purposes of (i) determining whether a
                  Participant has reached his fifty-fifth (55th) birthday and, thus, is eligible to commence benefits under this Section 3.2 instead of on a deferred vested basis, and (ii) calculating the annual retirement allowance from The Pension Plan of Arch Chemicals which is to be used as an offset, any Participant who has completed at least seven (7) Years of Creditable Service (as defined in The Pension Plan of Arch Chemicals) and who is at least age fifty-two (52), but less than age fifty-five (55) on the date his service is terminated (without taking into account any severance period) other than (i) for cause or (ii) as a result of a voluntary termination, shall be treated as continuing as an eligible Employee until the date on which the Participant reaches age fifty-five (55). A Participant in this Plan shall be credited with his prior service with Olin and its affiliates, as well as Arch and its affiliates, in enabling the Participant to attain his early retirement age under this Plan. In the case of a Participant who transferred directly to Olin on or before February 8, 2000, service with Olin shall be credited in determining whether the Participant has reached age 55 under this paragraph (b). Such service shall be imputed for the sole purposes of determining whether the Participant qualifies for subsidized early retirement benefits, and shall not be treated as "Benefit Service" for the purpose of calculating the amount of the Participant's Retirement Allowance. A Participant may not commence benefits hereunder until he actually reaches age fifty-five (55).

                  3.3 Deferred Vested Employees. Any Participant who terminates active service with Arch and all Employing Companies prior to having reached age fifty-five (55) may commence benefits under this Plan only after having reached age sixty-five (65); provided however that, in the case of a Participant who transferred directly to Olin on or prior to February 8, 2000, service with Olin and its affiliates shall be counted in enabling such Participant to retire on or after attaining age fifty-five (55) (and actually retiring from Olin), in accordance with Section 3.2 above. In the case of a deferred vested Participant, benefits paid from this Plan will be calculated assuming that the Participant did not commence benefits under The Pension Plan of Arch Chemicals until he or she reached age sixty-five (65), even though the Participant may actually

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         commence benefits under The Pension Plan of Arch Chemicals prior to that date. In the event that an Arch Employee was re-employed by Olin prior to February 8, 2000, and again participates in the Olin Senior Executive Pension Plan, such re-employment shall not constitute a separation from service permitting a distribution of benefits under this, or any other, provision of this Plan.

                  3.4 Calculation of Benefit if Participant is Disabled. In the event that a Participant becomes Totally Disabled as that term is defined in The Pension Plan of Arch Chemicals, the Participant shall continue to receive the same service credit under this Plan as would be applicable to Totally Disabled nonbargaining employees covered by The Pension Plan of Arch Chemicals. The disabled Participant's benefit under this Plan shall be calculated in accordance with 3.1(a) and (b), and shall be payable as of the date that the Participant is no longer Totally Disabled (if such date occurs after age fifty-five (55)) or at age sixty-five (65), if the Employee is still then Disabled. If a Participant is no longer Disabled prior to reaching age fifty-five
         (55), then his entitlement to benefits shall be determined under
         Section 3.3, if he terminates service prior to reaching age 55, or under the other applicable provisions of this Plan, if he returns to active service. No Participant shall qualify for Disability Benefits hereunder if such Participant become Disabled after he or she is no longer actively employed by Arch, Inc. or its affiliates.

                  3.5      Transfers between Arch and Olin.

                           (a) Transfer to Olin From Arch. In the event that a
                  Plan Participant transferred employment to Olin after the Distribution Date and on or prior to February 8, 2000, benefit accrual under this Plan shall cease and Arch shall remain liable for payment of any benefits accrued under this Plan to the date of transfer. No reserves shall be transferred with respect to any such Participant. As provided in Section 3.3, no separation from service shall be deemed to occur under this Plan permitting a distribution under this Plan and benefits hereunder shall not commence until the Participant has terminated his employment with Olin and has otherwise qualified for benefits hereunder. When commenced, benefits payable hereunder shall be based upon the Participant's service with Arch (and, if applicable, any past service with, and compensation from, Olin and its affiliates recognized as of the Distribution Date), provided, however that Arch shall continue to recognize a Participant's service with Olin and its affiliates subsequent to his transfer to Olin solely for purposes of determining the Participant's vesting and attainment of retirement dates under this Plan.

                           (b) Transfer from Olin to Arch. In the event that an
                  Olin employee transferred employment to Arch from Olin after the Distribution Date and on or prior to February 8, 2000, benefit accrual under the Olin Senior Executive Pension Plan shall cease and Olin shall remain liable for payment of any benefits accrued under the Olin Senior Plan to the employee's date of transfer to Arch. No reserves shall be transferred from Olin or the Olin Senior Executive Pension Plan with respect to such Olin Employee. Benefits shall not commence under the Olin Senior Executive Pension Plan until the former Olin employee terminates service with Arch and its affiliates and has otherwise qualified for benefits under the Olin

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                  Senior Executive Pension Plan. Following such transfer, Olin shall continue to credit such employee's service with Arch and its affiliates subsequent to his transfer to Arch solely for purposes of determining his vesting and attainment of retirement dates under the Olin Senior Executive Pension Plan. In computing the benefits, and determining attainment of retirement ages under this Plan, Arch shall recognize the compensation received, and service rendered by such Participant while employed by Olin and its affiliates up to the Participant's date of transfer to Arch. When benefits commence under this Plan, they shall be offset by the benefit that would be payable to the Participant from the Olin Senior Executive Pension Plan, as of the date benefits commence hereunder, regardless of when, or whether, such benefit under the Olin Senior Executive Pension Plan actually commences.

                         Article IV. Payment of Benefits

                  4.1      Payment of Benefits; in General.

                  In the event that the Participant (i) does not elect to establish an employee-grantor trust in accordance with Section 4.2(a),
         (ii) does not elect to receive Accelerated Benefits in accordance with
         Section 4.2(a), and (iii) elects to commence his benefits under this Plan at the same time that he commences his Qualified Plan Benefit, then the Retirement Allowance payable hereunder shall be paid commencing at the same time and in the same form as that in which the Qualified Plan Benefit is payable to the Participant. If the Participant elects an actuarially equivalent form of benefit payment with respect to his or her Qualified Plan Benefits, that same form of payment shall apply to payment of his or her Retirement Allowance hereunder. Any election to receive regular monthly benefits under this
         Section 4.3 must be made at least one full year prior to the Participant's Accelerated Benefit Commencement Date.

                  4.2      Payment Provisions for Active Employees.

                           (a) As of October 31 of the calendar year following
                  the year in which an actively employed Participant meets the Minimum Benefit Accumulation threshold provided for in Section 4.4(c), the Actuarial Present Value (determined as hereinafter provided) of the after-tax amount of an actively employed Participant's Retirement Allowance shall be deposited in an employee-grantor trust established by the Participant unless, at least one full year prior to the funding of such employee-grantor trust, the Participant shall instead have elected to receive "Accelerated Benefits" as hereinafter provided. If a Participant elects to receive Accelerated Benefits, then the Actuarial Present Value of such Benefits shall be paid, at the election of the Participant, either in a single sum or in up to three (3) annual installments (such single sum or annual installments being referred to in this Plan as "Accelerated Benefits"). The Participant's Accelerated Benefits shall commence on his Accelerated Benefit Commencement Date, which shall be twelve full months following his actual retirement date at age fifty-five (55) or later (the "Participant's Accelerated Benefit Commencement Date"). In

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                  the case of a Participant who transferred directly to Olin on or before February 8, 2000, "actual retirement" shall be construed to mean retirement or termination of service from the transferee employer. Service with Olin (and its affiliates) shall be credited in enabling the Participant to attain his early retirement age (but not in determining his Years of Benefit Service) under this Plan.

                           (b) In the event that an actively employed
                  Participant elects not to establish an employee-grantor trust, but instead to receive Accelerated Benefits, regular monthly benefits shall commence to be paid upon such Participant's actual retirement in accordance with Section 4.3 until such Participant reaches his Accelerated Benefit Commencement Date, at which time Accelerated Benefits shall be paid in the form and manner elected by the Participant, either in a single sum, in up to three (3) annual installments, or in a combination of annuity payments and either a single sum or annual installments.

                           (c) Alternatively, the actively employed Participant
                  may elect, at least one full year prior to such Accelerated Benefit Commencement Date, to receive his entire benefit in the form of an annuity in accordance with Section 4.3 of this Plan.

         4.3      Payment of Regular Monthly Benefits.

                           (a) Participants retiring from active service from
                  Arch and all Employing Companies may elect to receive regular monthly benefits in lieu of receiving Accelerated Benefits or establishing an employee-grantor trust. Such monthly benefits shall be calculated and payable (without reduction for the death benefit protection) in the form of a joint and 50% survivor annuity with the Participant's Spouse as the joint annuitant.

                           (b) Any Participant who terminates service with Arch
                  and all Employing Companies before reaching age 55 may not commence benefits under this Plan prior to reaching age 65 unless he is eligible for "lay-off credit" pursuant to Section 3.2(b) and, thus, is deemed to qualify for early retirement benefits. Any benefits payable under this Plan with respect to a Participant who terminates service prior to reaching age 55, and who is not eligible for any imputed service under the lay-off provisions of Section 3.2(b), will be calculated assuming that the Participant did not commence benefits under The Pension Plan of Arch Chemicals until reaching age 65, even though his actual commencement date under The Pension Plan of Arch Chemicals may have been earlier.

         4.4 Assumptions used for Determining Amount to be contributed to Employee-grantor Trust; Threshold for Accelerated Benefits.

                           (a) Actuarial Assumptions for Employee-Grantor Trust.
                  In determining the Actuarial Present Value of the Participant's Plan benefit to be used for purposes funding an employee-grantor trust, the benefit shall be determined:

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                                    (i) as of the close of the Plan Year (i.e.,
                           December 31) prior to the year in which the employee grantor trust is being funded;

                                    (ii) using an annuity purchase rate based
                           upon a discount rate equal to the municipal AAA 10 Year bond rate determined as of October 1st of the year prior to the year the payment to the trust is scheduled to be made; and

                                    (iii) assuming that the benefit commences
                           under this Plan

                                             (1) on the Participant's 65th
                                    birthday, if the Participant terminates
                                    service (or is treated as terminating
                                    service) prior to age 55;

                                             (2) on the Participant's 62nd
                                    birthday, if the Participant terminates
                                    service on or after reaching age 55 and
                                    before reaching age 62; and

                                             (3) on the Participant's 65th
                                    birthday, if the Participant terminates
                                    service on or after reaching age 62.

                           (b) Actuarial Assumptions for Determining Accelerated
                  Benefits. In determining the Actuarial Present Value of the Participant's Accelerated Benefit, the benefit shall be determined:

                                    (i) as of the close of the Plan Year in
                           which the Participant retires or terminates service;

                                    (ii) using an annuity purchase rate based
                           upon a discount rate equal to the municipal AAA 10 Year bond rate determined as of October 1st of the year prior to the year of the Participant's Accelerated Benefit Commencement Date; and

                                    (iii) assuming that the benefit commences
                           under this Plan

                                             (1) on the Participant's 65th
                                    birthday, if the Participant terminates
                                    service (or is treated as terminating
                                    service) prior to age 55;

                                             (2) on the Participant's 62nd
                                    birthday, if the Participant terminates
                                    service on or after reaching age 55 and
                                    before reaching age 62; and

                                             (3) on the Participant's 65th
                                    birthday, if the Participant terminates
                                    service on or after reaching age 62.

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                           (c) Minimum Benefit Accumulation Threshold. No
                  Accelerated Benefits shall commence to be paid, and no Participant shall be given the opportunity to fund an employee-grantor trust, until the Participant has accumulated benefits under this Plan and the Arch Supplementary and Deferral Benefit Pension Plan which, in the aggregate, have an actuarial present value of at least One Hundred Thousand Dollars ($100,000.00).

         4.5      Surviving Spouse Benefit.

                           (a) The Surviving Spouse of a Participant who dies
                  after commencing regular monthly benefits shall receive a survivor benefit for his or her lifetime equal to 50% of the monthly payments that were being paid to the Participant under the Plan as of his death.

                           (b) The Surviving Spouse of a Participant who dies
                  after having elected to receive Accelerated Benefits, but who as of the date of his death has not received the entire value of his Accelerated Benefits, shall receive the remainder of any Accelerated Benefits not yet paid in the form of payment in effect with respect to the Participant.

                           (c) The Surviving Spouse of any Participant who dies
                  prior to benefit commencement shall be entitled to receive a benefit equal to 50% of the benefit that the Participant would have been entitled to had he survived to the earliest date on which he could commence benefits hereunder, retired and commenced monthly regular benefits under the Plan, and then died the next day.

                           (d) Notwithstanding (a)-(c) above, if the Surviving
                  Spouse is more than four years younger than the Participant, the Surviving Spouse's benefit under this Plan shall be reduced so that the present value of the spouse's lifetime benefit, as determined by the Company, is the same as it would have been if he or she were only four years younger than the Participant.

                           (e) For purposes of this Plan, the term "Spouse"
                  shall mean the person to whom a Participant is validly married at the date of his death, as evidenced by a marriage certificate issued in accordance with state law; provided however, that (i) if a Participant's Spouse at his or her death was not the Participant's Spouse at least 12 months prior to the Participant's death, no Surviving Spouse's retirement allowance shall be paid, and (ii) common law marriages shall not be recognized hereunder.

         4.6      Benefit Upon a Change of Control.

                           (a) Lump Sum Payment Upon a Change of Control.
                  Notwithstanding any other provision of the Plan, upon a Change in Control, each Participant covered by the Plan shall automatically be paid a lump sum amount in cash by the Company sufficient to purchase an annuity which, together with the monthly payment, if any, under a Rabbi or other trust arrangement established by the

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                  Company to make payments hereunder in the event of a Change in
                  Control and/or pursuant to any other annuity purchased by the Company for the Participant to make payments hereunder, shall provide the Participant with the same monthly after-tax benefit as he would have received under the Plan based on the benefits accrued to the Participant hereunder as of the date of the Change in Control. Payment under this Section shall not in and of itself terminate the Plan, but such payment shall be taken into account in calculating benefits under the Plan which may otherwise become due the Participant thereafter.

                           (b) No Divestment Upon a Change of Control. If a
                  Participant is removed from participation in the Plan after a Change of Control has occurred, in no event shall his years of Benefit Service accrued prior to such removal, and the benefit accrued prior thereto, be adversely affected.

                           (c) Change of Control Defined. For purposes of the
                  Plan, a "Change in Control" of the Company shall have occurred in the event that

                                    (i) the Company ceases to be, directly or
                           indirectly, owned of record by at least 1,000 stockholders;

                                    (ii) a person, partnership, joint venture,
                           corporation or other entity, or two or more of any of the foregoing acting as "person" within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the "Act"), other than the Company, a majority-owned subsidiary of the Company or an employee benefit plan of the Company or such subsidiary (or such plan's related trust), become(s) the "beneficial owner" (as defined in Rule 13d-3 of the Act) of 20% or more of the then outstanding voting stock of the Company; or

                                    (iii) during any period of two consecutive
                           years, individuals who at the beginning of such period constitute the Company's Board of Directors (together with any new Director whose election by the Company's Board or whose nomination for election by the Company's stockholders, was approved by a vote of at least two-thirds of the Directors of the Company then still in office who either were Directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Directors then in office; or

                                    (iv) all or substantially all of the
                           business of the Company is disposed of pursuant to a merger, consolidation or other transaction in which the Company is not the surviving corporation or the Company combines with another company and is the surviving corporation (unless the shareholders of the Company immediately following such merger, consolidation, combination, or other transaction beneficially own, directly or indirectly, more than 50% of the aggregate voting stock or other

                                      -10-
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                           ownership interests of (x) the entities, if any, that
                           succeed to the business of the Company or (y) the combined company);.or

                                    (v) the shareholders of the Company approve
                           a sale of all or substantially all of the assets of the Company or a liquidation or dissolution of the Company.

                           (d) Arbitration. Any dispute or controversy arising
                  under or in connection with the Plan subsequent to a Change in Control shall be settled exclusively by arbitration in Connecticut, in accordance with the rules of the American Arbitration Association then in effect. Judgment may be entered on the arbitrator's award in any court having jurisdiction.

                  4.7      Removal from the Plan; Non-Payment of Benefits.

                           (a) Any Participant may be removed from the Plan by
                  the Compensation Committee at any time "for cause" as determined by the Compensation Committee in its sole discretion, whether or not the Participant has begun to receive payments under the Plan, and whether or not the Participant's employment has been terminated. "Cause" shall include, without limitation, rendering services in any capacity to a competitor of the Company or Employing Company without the consent of the Compensation Committee. Neither the Participant nor his or her Spouse shall be entitled to receive any payments from the Plan from and after the date of the removal of the Participant nor have any cause of action as a result of such removal. The Participant or Spouse shall not be required to return any payments made prior to removal of the Participant from the Plan.

                           (b) The Compensation Committee may notify a
                  Participant that he or she is being suspended from the Plan as a result of job performance which the Compensation Committee in its sole discretion deems unsatisfactory. From and after the date of such notification and notwithstanding the Participant's actual Hay Points, he or she will not be deemed to have 2,000 or more Hay Points for purposes of calculating the Participant's Retirement Allowance. Any prior Years of Benefit Service shall not be affected by such suspension.

                               Article V. Funding

                  5.1 Unfunded Plan. This Plan shall be unfunded. All payments under this Plan shall be made from the general assets of Arch and other Employing Companies.

                  5.2 Liability for Payment. Arch and each other Employing Company shall pay the benefits provided under this Plan with respect to Participants who are employed, or were formerly employed by it during their participation in the Plan. In the case of a Participant who was employed by more than one Employing Company, the Committee shall allocate the cost of such benefits among such Employing Companies in such manner as it deems equitable. The obligations of the Employing Company shall not be

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

         funded in any manner. The rights of any person to receive benefits under this Plan are limited to those of a general creditor of the Employing Company liable for payment hereunder.

                  5.3 Anti-alienation. No Participant or beneficiary shall have the right to assign, transfer, encumber or otherwise subject to any lien any payment or any other interest under this Plan, nor shall such payment or interest be subject to attachment, execution or levy of any kind.

                         Article VI. Plan Administration

                  6.1 Plan Administrator. The Company hereby appoints the Pension Administration and Review Committee as the Plan Administrator (the "Plan Administrator" or "Committee"). Any person, including, but not limited to, the directors, shareholders, officers and employees of the Company, shall be eligible to serve on the Committee. Any person so appointed shall signify his acceptance by undertaking the duties assigned. Any member of the Committee may resign by delivering written resignation to the Company. The Company may also remove any member of the Committee by delivery of a written notice of removal, which shall take effect upon delivery or on a date specified. Upon resignation or removal of a Committee member, the Company shall promptly designate in writing such other person or persons as a successor.

                  6.2 Allocation and Delegation. The Committee members may allocate the responsibilities among themselves, and shall notify the Company in writing of such action and the responsibilities allocated to each member.

                  6.3 Powers, Duties and Responsibilities. The Plan Administrator shall have all power to administer the Plan for the exclusive benefit of the Participants and their Beneficiaries, in accordance with the terms of the Plan. The Plan Administrator shall have the absolute discretion and power to determine all questions arising in connection with the administration, interpretation and application of the Plan. Any such determination by the Plan Administrator shall be conclusive and binding upon all persons. The Plan Administrator may correct any defect or reconcile any inconsistency in such manner and to such extent as shall be deemed necessary or advisable to carry out the purposes of the Plan; provided, however, that such interpretation or construction shall be done in a non-discriminatory manner and shall be consistent with the intent of the Plan.

         The Plan Administrator shall:

                           (a) compute the amount and kind of benefits to which
                  any Participant shall be entitled hereunder;

                           (b) maintain all necessary records for the
                  administration of the Plan;

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

                           (c) interpret the provisions of the Plan and make and
                  publish such rules for regulation of the Plan as are consistent with the terms hereof;

                           (d) assist any Participant regarding his rights,
                  benefits or elections available under the Plan; and

                           (e) communicate to Participants and their
                  Beneficiaries concerning the provisions of the Plan.

                  6.4 Records and Reports. The Plan Administrator shall keep a record of all actions taken and shall keep such other books of account, records and other information that may be necessary for proper administration of the Plan. The Plan Administrator shall file and distribute all reports that may be required by the Internal Revenue Service, Department of Labor or others, as required by law.

                  6.5 Appointment of Advisors. The Plan Administrator may appoint accountants, actuaries, counsel, advisors and other persons that it deems necessary or desirable in connection with the administration of the Plan.

                  6.6 Majority Actions. The Committee shall act by a majority of their numbers, but may authorize one or more of them to sign all papers on their behalf.

                  6.7 Indemnification of Members. The Company shall indemnify and hold harmless any member of the Committee and of the Compensation Committee from any liability incurred in his or her capacity as such for acts which he or she undertakes in good faith as a member of such Committee.

                     Article VII. Termination and Amendment

                  7.1 Amendment or Termination. The Company may amend or terminate the Plan at any time, in whole or in part, by action of its Board of Directors, the Compensation Committee of the Board or any other duly authorized committee or officer. Any Employing Company may withdraw from participation in the Plan at any time. No amendment or termination of the Plan or withdrawal therefrom by an Employing Company shall adversely affect the vested benefits payable hereunder to any Participant for service rendered prior to the effective date of such amendment, termination or withdrawal.

                           Article VIII. Miscellaneous

                  8.1 Gender and Number. Whenever any words are used herein in the masculine, feminine or neuter gender, they shall be construed as though they were also used in another gender in all cases where such would apply, and whenever any words are used herein in the singular or plural form, they shall be construed as though they were also used in another form in all cases where they would so apply.

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

                  8.2 Action by the Company. Whenever the Company under the terms of this Plan is permitted or required to do or perform any act or thing, it shall be done and performed by an officer or committee duly authorized by the Board of Directors of the Company.

                  8.3 Headings. The headings and subheadings of this Plan have been inserted for convenience of reference only and shall not be used in the construction of any of the provisions hereof.

                  8.4 Uniformity and Non Discrimination. All provisions of this Plan shall be interpreted and applied in a uniform nondiscriminatory manner.

                  8.5 Governing Law. To the extent that state law has not been preempted by the provisions of ERISA or any other laws of the United States heretofore or hereafter enacted, this Plan shall be construed under the laws of the State of Connecticut.

                  8.6 Employment Rights. Nothing in this Plan shall confer any right upon any Employee to be retained in the service of the Company or any of its affiliates.

                  8.7 Incompetency. In the event that the Plan Administrator determines that a Participant is unable to care for his affairs because of illness or accident or any other reason, any amounts payable under this Plan may, unless claim shall have been made therefor by a duly appointed guardian, conservator, committee or other legal representative, be paid by the Plan Administrator to the spouse, child, parent or other blood relative or to any other person deemed by the Plan Administrator to have incurred expenses for such Participant, and such payment so made shall be a complete discharge of the liabilities of the Plan therefor.

         IN WITNESS WHEREOF, Arch Chemicals, Inc. has caused this Plan to be executed by its duly authorized officer as of October 23, 2003.

                                    ARCH CHEMICALS, INC.

                                    By:_________________________________________
                                       Its Vice President of Human Resources

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